Santos International Holdings Pty Ltd
ABN 57 057 585 869
Santos Centre, Level 10
60 Flinders Street
Adelaide SA 5000
GPO Box 2455
Adelaide SA 5001

Geosciences & New Ventures
Adelaide, South Australia 5001
Direct: +61 8 8116 5559
Facsimile: +61 8 8116 5265

Santos

28 July 2008

DWM Petroleum AG
Bahnhoftsr. 9, CH-6341
Baar Switzerland

Attention – Company Secretary

cc: Michael J. Velletta
Velletta & Company
4th Floor – 931 Fort Street
Victoria, BC V8V 3K3
Canada

Dear [Sirs and Madam]

Letter Agreement - Phase 2 Work Period

We refer to the farmin agreement entered into between Santos International Operations Pty Ltd ("**Santos**") and DWM Petroleum AG ("**DWM**") on 4 October 2006 with respect to certain petroleum prospecting licences in the Kyrgyz Republic (the "**Farmin Agreement**"). Terms used in this letter agreement shall have the same meaning given to them in the Farmin Agreement unless the context otherwise requires.

As you are aware, there have been some delays regarding the full Phase 1 Work Program as a result of, amongst other factors, severe weather conditions and a delayed commencement of the 2D seismic acquisition. Notwithstanding these delays Santos wishes to commence the Phase 2 Work Program and wishes to do so before the Phase 1 Work Period ends.

DWM confirm that they agree to permit Santos to commence the Phase 2 Work Program prior to the end of the Phase 1 Work Period. We have prepared this letter agreement to reflect that new arrangement.

In accordance with clause 14.3(b) of the Farmin Agreement, the parties wish to amend the definition of "Phase 2 Work Period" in clause 1.1 of the Farmin Agreement by deleting it and replacing it with the following definition:

> ""**Phase 2 Work Period**" means the period commencing on the [1st October 2008] and expiring on the first to occur of the date:
>
> (a) that Santos withdraws from this agreement under clause 5.45; or
>
> (b) on which Santos complete the Phase 2 Work Program."

DWM and Santos confirm in all other respects the Farmin Agreement.

Please confirm your agreement with the amendment set out in this letter by arranging for 2 copies of this letter to be signed and returned to the undersigned. Once received a complete execution copy will be compiled and a fully signed copy returned to you.

Yours sincerely

[Insert name and title]
for and on behalf of
SANTOS INTERNATIONAL
OPERATIONS PTY LTD

THE COMMON SEAL of DWM PETROLEUM)
AG was affixed in accordance with its)
constitution)

DWM PETROLEUM AG

Signature of Authorised Person	Signature of Authorised Person
Chairman	Director
Office Held	Office Held
einz J. Scholz	Peter-Mark Vogl
Name of Authorised Person (BLOCK LETTERS)	Name of Authorised Person (BLOCK LETTERS)